UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway	Suite 100
Boca Raton	FL	33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lana Reeve as Chief Financial and Legal Officer

On December 6, 2022, the board of directors (the “Board”) of Greenlane Holdings, Inc. (the “Company”) appointed Lana Reeve as the Company’s Chief Financial and Legal Officer, effective December 6, 2022.

Ms. Reeve brings over 25 years of experience in senior legal and finance roles at both large and small and public and private companies. Ms. Reeve has served as President and Chief Legal Officer at Authentys, Inc. since July 2018, and previously served as Senior Vice President, Legal M&A at RealPage, Inc., and Executive Vice President, Finance and Legal, and Chief Legal Officer at NWP Services Corporation. Ms. Reeve received her J.D. from Santa Clara University School of Law and her B.S. in business and finance from San Jose State University.

Neither Ms. Reeve nor any member of her immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K. The Company has entered into an indemnification agreement with Ms. Reeve in connection with her appointment as Chief Financial and Legal Officer, which is in substantially the same form as that entered into with the other executive officers and directors of the Company.

Entry into Employment Agreement with Ms. Reeve

On December 6, 2022, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Reeve.

The Employment Agreement provides for a term of one (1) year commencing on December 6, 2022 (the “Initial Employment Period”), during which time Ms. Reeve will serve as Chief Financial and Legal Officer. If Ms. Reeve’s employment continues following the expiration of the one-year term of the Employment Agreement, the term of the Employment Agreement shall automatically be extended for successive one-year periods (the “Extended Employment Period” and together with the Initial Employment Period, the “Employment Term”) unless either party gives written notice of termination not less than 60 days prior to the termination of the then-current term. Pursuant to the Employment Agreement, Ms. Reeve will be paid a base salary of $250,000, subject to annual review by the Compensation Committee of the Board (the “Compensation Committee”). Ms. Reeve will also be eligible to receive an annual bonus based upon the attainment of one or more pre-established performance goals or other established criteria set by the Board or the Compensation Committee. Ms. Reeve is eligible to receive an annual bonus in an amount up to 60% of her base salary. Ms. Reeve will also be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during the term of her employment. In the sole discretion of the Compensation Committee, Ms. Reeve’s bonus may be paid in cash or in equity awards. Pursuant to the terms of the Employment Agreement the Compensation Committee approved a grant of 50,000 restricted shares of the Company’s Class A common stock, par value $0.01 per share (“RSAs”), as a material inducement to employment in accordance with Nasdaq Listing Rule 5635(c)(4). The RSAs will vest in two equal installments starting on the six (6) month and one (1) year anniversary of the date of grant, subject to Ms. Reeve’s continued service with the Company through the applicable vesting dates.

Pursuant to the Employment Agreement, Ms. Reeve is terminable by the Company at any time (i) without cause (as defined in the Employment Agreement and summarized below), (ii) for cause, (ii) in the event of her death, or (ii) in the event of her disability that cannot be accommodated under the requirements of law. Ms. Reeve may terminate the Employment Agreement for any reason.

If the Employment Agreement is terminated by the Company without cause, Ms. Reeve is entitled to receive her base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date. If terminated without cause, Ms. Reeve is also entitled to severance equal to four (4) months of her base salary in effect on the date of termination.

In addition, if terminated without cause, Ms. Reeve is entitled to a cash payment equal to the applicable COBRA premium payments that would be payable by Ms. Reeve to continue her Company-provided healthcare services for herself and any dependents (the “Company Healthcare Plan”) covered at the time of termination (collectively, the “COBRA Payment”). If terminated without cause, Ms. Reeve is entitled a COBRA Payment equal to four (4) months of coverage under the Company Healthcare Plan.

If the Employment Agreement is terminated by Company (i) for cause, (ii) in the event of Ms. Reeve’s death, or (iii) in the event of her disability that cannot be accommodated under the requirements of law, or if Ms. Reeve terminates the Employment Agreement for any reason, Ms. Reeve is entitled to receive her base salary to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date.

Pursuant to the terms of the Employment Agreement, “cause” means: (i) the conviction of Ms. Reeve of the commission of a felony or other crime involving moral turpitude (including pleading guilty or no contest to such crime), whether or not such felony or other crime was committed in connection with the business of the Company Group (as defined in the Employment Agreement); (ii) the commission of any act or omission involving willful misconduct, moral turpitude, misappropriation, embezzlement, dishonesty, or fraud in connection with the performance of the Executive Officer’s duties and responsibilities hereunder; (iii) reporting to work under the influence of alcohol or illegal drugs, or other conduct causing the Company Group public disgrace or disrepute, whether in conjunction with the performance of Ms. Reeve’s duties on behalf of the Company Group or otherwise; (iv) willful failure or refusal to perform material duties and responsibilities as reasonably directed by the Chief Executive Officer or Board; (v) any act or omission deliberately aiding or abetting a competitor of the Company Group to the disadvantage or detriment of the Company Group; (vi) breach of any applicable fiduciary duty to the Company Group; or (vii) any other material breach of the Employment Agreement.

Ms. Reeve has agreed that during the Employment Term she will not engage, directly or indirectly, as a partner, officer, director, stockholder (other than as the passive holder of less than 2% of the outstanding stock of a publicly-traded corporation), member, manager, consultant, advisor, investor, creditor or employee with a company that engages in a similar business as the Company, except on behalf of the Company or with the prior written approval of the Chief Executive Officer or Board.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement by and between Warehouse Goods LLC and Lana Reeve, dated as of December 6, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: December 8, 2022	By:	/s/ Amir Sadr
Amir Sadr
General Counsel and Secretary